Exhibit 99.1

For Immediate Release

FIRST NBC BANK HOLDING COMPANY ANNOUNCES 2013 THIRD QUARTER RESULTS

NEW ORLEANS, LA (November 7, 2013) – First NBC Bank Holding Company (NASDAQ: NBCB), the holding company for First NBC Bank (“Company”), today announced financial results for the third quarter of 2013. For the quarter ended September 30, 2013, the Company reported net income available to common shareholders of $10.4 million, or $0.55 per share, as compared to $8.1 million, or $0.58 per share, for the quarter ended September 30, 2012.

For the nine months ended September 30, 2013, the Company reported net income available to common shareholders of $27.1 million, or $1.65 per share, generating an annualized return on average stockholders’ equity of 11.90% and an annualized return on average assets of 1.26%. The Company reported net income available to common shareholders of $23.5 million, or $1.69 per share, for the nine months ended September 30, 2012.

For the quarter ended September 30, 2013 and 2012, the Company’s earnings per share on a diluted basis were $0.54 and $0.57 per diluted share, respectively, a decrease of $0.03 per diluted share, or 5.3%, over the prior year three month period. For the nine months ended September 30, 2013, the Company reported earnings per share on a diluted basis of $1.61 per diluted share compared to $1.66 per diluted share for the prior year nine month period, a decrease of $0.05 per diluted share, or 3.0%.

Performance Highlights

•	The Company continues to experience strong asset growth, with total assets of $3.2 billion at September 30, 2013, an increase of 4.4% from June 30, 2013 and 25.6% from September 30, 2012.

•	Loans grew 5.9% from June 30, 2013 and 22.6% from September 30, 2012.

•	On September 24, 2013, the Company’s Community Development Entity (CDE) was awarded $19.6 million in qualified equity investment authority from the State of Louisiana under the Louisiana New Markets Jobs Act. On October 4, 2013, the Company’s CDE was awarded an additional $4.3 million in qualified equity investment authority from the State of Louisiana under the same program.

•	Net interest income for the third quarter of 2013 totaled $21.8 million, an increase of $2.6 million, or 13.3%, over the linked-quarter.

•	The net interest margin for the quarter ended September 30, 2013 was 3.08%, an increase of 20 basis points on a linked-quarter basis.

•	The Company executed a $250 million receive fixed swap agreement on the cash flows from its floating rate loan portfolio to hedge exposure to variable rates in its loan portfolio.

•	The Company, in a strategic effort to manage its net interest margin, began shifting its interest-bearing deposits to tiered rates and pricing, which is expected to decrease the Company’s cost of funds in future periods.

Loans

The Company’s loans totaled $2.2 billion at September 30, 2013, an increase of $123 million, or 5.9%, from June 30, 2013, and an increase of $295 million, or 15.4%, from December 31, 2012. Loan growth continues to be driven primarily by increases in commercial real estate and commercial loans due to favorable economic market conditions in the New Orleans trade area.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

	September 30,	December 31,	Increase/(Decrease)
(dollars in thousands)	2013	2012	Amount	Percent
Construction	$192,241	$168,544	$23,697	14%
Commercial real estate	1,120,422	988,994	131,428	13
Consumer real estate	113,414	103,516	9,898	10
Commercial	773,571	647,090	126,481	20
Consumer	17,864	14,073	3,791	27

Total loans	$2,217,512	$1,922,217	$295,295	15%

Deposits

Total deposits at September 30, 2013 were $2.6 billion, an increase of $120.6 million, or 4.8%, from June 30, 2013, and an increase of $365.6 million, or 16.1%, from December 31, 2012.

The following table sets forth the composition of the Company’s deposits as of the dates indicated.

	September 30,	December 31,	Increase/(Decrease)
(dollars in thousands)	2013	2012	Amount	Percent
Noninterest-bearing demand	$241,383	$239,538	$1,845	1%
NOW accounts	544,005	437,542	106,463	24
Money market deposits	541,088	410,928	130,160	32
Savings deposits	51,189	45,295	5,894	13
Certificates of deposits	1,256,512	1,135,225	121,287	11

Total deposits	$2,634,177	$2,268,528	$365,649	16%

Net Interest Income

Net interest income for the third quarter September 30, 2013 totaled $21.8 million, an increase of $2.6 million, or 13.3%, from the linked-quarter and an increase of $2.8 million, or 14.9%, from the three month period ended September 30, 2012. Net interest income for the nine months ended September 30, 2013 totaled $60.8 million, an increase of $5.7 million, or 10.4%, from the same period of 2012.

The Company’s net interest margin was 3.08% for the quarter ended September 30, 2013, 20 basis points higher than the second quarter of 2013. The linked-quarter increase also reflects the Company’s strategic decision to implement a tiered rate and pricing structure on its interest-bearing deposits. In early September 2013, the Company entered into a total of $250 million of interest rate swaps in order to offset the shift in its loan portfolio mix from fixed rates to floating rates, resulting from a change in customer behavior over the past two years. As the low interest rate environment continued since the recession of 2008-2009, commercial customers chose floating rates over fixed rates on an increasing basis negatively affecting the Company’s net interest margin while significantly enhancing the Company’s future results in an increasing interest rate environment.

In order to protect the Company’s margin while accommodating its customers’ preferences, the Company entered into a series of interest rate swaps with a six year term to receive a weighted average fixed rate of 5.88% while paying floating rates of Prime, Prime plus 1%, Prime plus 1% with a 5% floor, and Prime plus 1% with a 5.5% floor (current weighted average rate of 4.83%). Since its inception, in September, the Company earned $154,000, net, on the swaps. Despite the swaps, the Company’s net interest margin is expected to improve substantially as interest rates increase. The Company expects the margin to be positively impacted in future quarters by a lower cost of funds and the hedge of $250 million of the cash flows from its floating rate loan portfolio through a fixed swap agreement.

The following table sets forth the Company’s average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended
	September 30, 2013		September 30, 2012
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Short-term investments	$84,019	0.22%	$76,382	0.18%
Investment securities	556,360	2.40	395,593	2.30
Loans	2,167,325	5.23	1,794,789	5.45

Total interest-earning assets	$2,807,704	4.52	$2,266,764	4.73

Interest-bearing liabilities:
Savings	$52,215	0.62	$41,594	0.60
Money market deposits	468,151	1.50	395,929	1.60
NOW accounts	551,012	1.33	349,501	1.25
Certificates of deposit under $100,000	418,714	1.56	444,729	1.42
Certificates of deposit of $100,000 or more	663,698	1.93	534,363	1.76
CDARS®	174,161	2.17	109,711	2.47

Total interest-bearing deposits	$2,327,951	1.62	$1,875,827	1.57
Fed funds purchased and repurchase agreements	70,822	1.48	48,477	1.47
Other borrowings	55,220	2.65	55,330	2.66

Total interest-bearing liabilities	$2,453,993	1.64	$1,979,634	1.59

Net interest spread		2.88%		3.13%
Net interest margin		3.08%		3.33%

	For the Nine Months Ended
	September 30, 2013		September 30, 2012
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Short-term investments	$75,921	0.21%	$65,085	0.22%
Investment securities	525,578	2.12	361,341	2.34
Loans	2,064,195	5.25	1,741,529	5.49

Total interest-earning assets	$2,665,694	4.49	$2,167,955	4.81

Interest-bearing liabilities:
Savings	$49,059	0.63	$40,907	0.58
Money market deposits	407,045	1.51	395,128	1.62
NOW accounts	520,381	1.31	302,417	1.19
Certificates of deposit under $100,000	425,203	1.56	449,967	1.56
Certificates of deposit of $100,000 or more	627,909	1.90	501,989	1.77
CDARS®	169,589	2.20	106,208	2.45

Total interest-bearing deposits	$2,199,186	1.62	$1,796,616	1.60
Fed funds purchased and repurchase agreements	66,848	1.45	37,280	1.48
Other borrowings	76,107	2.67	55,798	2.65

Total interest-bearing liabilities	$2,342,141	1.65	$1,889,694	1.63

Net interest spread		2.85%		3.18%
Net interest margin		3.05%		3.39%

Noninterest Income

Noninterest income for the third quarter of 2013 totaled $2.5 million, an increase of $0.9 million, or 57.8%, compared to the third quarter of 2012. The increase in noninterest income for the third quarter of 2013 compared to the third quarter of 2012 resulted primarily from increases of $0.4 million in management fees from First NBC Community Development Fund, LLC related to the Fund’s New Markets Tax Credit investments and $0.3 million in income from sales of state tax credits.

Noninterest income, excluding securities gains, for the nine months ended September 30, 2013 totaled $7.7 million, an increase of $1.2 million, or 18.3%, compared to the nine months ended September 30, 2012. Noninterest income for the nine months ended September 30, 2013 totaled $8.0 million, a decrease of $0.4 million, or 4.3%. The increase in noninterest income, excluding securities gains, for the nine months of 2013 compared to the same period of 2012 resulted primarily from increases of $1.5 million in management fees from First NBC Community Development Fund, LLC related to the Fund’s New Markets Tax Credit investments and $0.4 million in income from sales of state tax credits. The Company expects that its participation in the Federal New Markets Tax Credit investment program will continue to have a positive impact on noninterest income in future quarters as the Company continues to receive allocations of Federal New Markets Tax Credits.

The Company realized $0.3 million and $1.8 million in securities gains during the first quarter of 2013 and second quarter of 2012, respectively. The Company did not realize any securities gains during the third quarter of 2013 and $0.1 million during the third quarter of 2012.

Noninterest Expense

Noninterest expense for the three month period ended September 30, 2013 totaled $17.1 million, an increase of $3.5 million, or 25.8%, compared to the three month period ended September 30, 2012. The increase was due primarily to increases in salaries and employee benefits of $1.3 million, professional fees of $1.4 million, and tax credit amortization of $1.0 million, compared to the same period of 2012.

Noninterest expense for the nine months ended September 30, 2013 totaled $47.9 million, an increase of $6.7 million, or 16.3%, compared to the same period of 2012. The increase in noninterest expense for the nine month period of 2013 compared to the nine month period of 2012, resulted primarily from increases in salaries and benefits expense of $1.6 million, professional fees of $2.5 million, and tax credit amortization of $2.4 million.

Taxes

The Company’s tax benefit for the three and nine months ended September 30, 2013 was $5.7 million and $13.9 million, an increase of 81.3% and 73.4%, respectively, compared to the prior year three and nine month periods. The increase was due to the Company’s participation in various tax credit programs.

The Company expects to experience an effective tax rate below the statutory rate of 35% due primarily to its receipt of Federal New Markets Tax Credits, Low-Income Housing Tax Credits and Federal Historic Rehabilitation Tax Credits.

Shareholders’ Equity and Regulatory Capital

Shareholders’ equity totaled $368.8 million at September 30, 2013, an increase of $120.7 million from year-end 2012. The increase was primarily attributable to the results of the Company’s initial public offering and retained earnings over the period. At September 30, 2013, the Company and First NBC Bank exceeded all applicable regulatory capital standards, and First NBC Bank was considered “well capitalized” for purposes of the FDIC’s prompt corrective action regulations. The Company’s regulatory capital ratios at September 30, 2013 were as follows:

Tier 1 leverage	11.82%
Tier 1 risk-based capital	13.89%
Total risk-based capital	15.04%

About First NBC Bank Holding Company

First NBC Bank Holding Company, headquartered in New Orleans, Louisiana, offers a broad range of financial services through its wholly-owned banking subsidiary, First NBC Bank, a Louisiana state non-member bank. The Company’s primary market is the New Orleans metropolitan area and the Mississippi Gulf Coast. The Company operates 31 full service banking offices located throughout its market and a loan production office in Gulfport, Mississippi and had 460 employees at September 30, 2013.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Quarterly Report on Form 10-Q, dated August 14, 2013, and other reports and statements the Company has filed with Securities and Exchange Commission which are available at the SEC’s website (www.sec.gov).

For further information contact:

First NBC Bank Holding Company

Ashton J. Ryan, Jr.

President and Chief Executive Officer

(504) 671-3801

aryanjr@firstnbcbank.com

FIRST NBC BANK HOLDING COMPANY

CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)	September 30, 2013	December 31, 2012
Assets
Cash and due from banks	$54,061	$26,471
Short-term investments	71,096	9,541
Investment securities available for sale, at fair value	487,442	486,399
Investment securities held to maturity	95,429	—
Mortgage loans held for sale	3,988	25,860
Loans, net of allowance for loan losses of $29,990 and $26,977, respectively	2,187,522	1,895,240
Bank premises and equipment, net	49,838	47,067
Accrued interest receivable	9,832	8,728
Goodwill and other intangible assets	8,495	8,682
Investment in real estate properties	9,429	6,935
Investment in tax credit entities	85,857	67,393
Cash surrender value of bank-owned life insurance	26,022	25,506
Other real estate	6,481	8,632
Deferred tax asset	44,295	16,589
Receivables from sales of investments	—	16,909
Other assets	21,285	20,915

Total assets	$3,161,072	$2,670,867

Liabilities and equity
Deposits:
Noninterest-bearing	$241,383	$239,538
Interest-bearing	2,392,794	2,028,990

Total deposits	2,634,177	2,268,528
Short-term borrowings	—	21,800
Repurchase agreements	67,619	36,287
Long-term borrowings	55,220	75,220
Derivative instruments	5,119	6,854
Accrued interest payable	6,425	5,557
Other liabilities	23,701	8,519

Total liabilities	2,792,261	2,422,765
Shareholders’ equity:
Preferred stock
Convertible preferred stock Series C – no par value; 1,680,219 shares authorized; 916,841 shares issued and outstanding at September 30, 2013 and December 31, 2012	11,231	11,231
Preferred stock Series D – no par value; 37,935 shares authorized, issued and outstanding at September 30, 2013 and December 31, 2012	37,935	37,935
Common stock- par value $1 per share; 20,000,000 shares authorized; 17,933,992 shares issued and outstanding at September 30, 2013 and 13,052,583 shares issued and outstanding at December 31, 2012	17,934	13,052
Additional paid-in capital	229,995	128,984
Accumulated earnings	86,928	59,825
Accumulated other comprehensive loss, net	(15,213)	(2,926)

Total shareholders’ equity	368,810	248,101
Noncontrolling interest	1	1

Total equity	368,811	248,102

Total liabilities and equity	$3,161,072	$2,670,867

FIRST NBC BANK HOLDING COMPANY

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the three months ended September 30,		For the nine months ended September 30,
(In thousands, except per share data)	2013	2012	2013	2012
Interest income:
Loans, including fees	$28,566	$24,603	$81,117	$71,640
Investment securities	3,361	2,289	8,348	6,318
Short-term investments	46	35	122	105

	31,973	26,927	89,587	78,063
Interest expense:
Deposits	9,516	7,387	26,578	21,495
Borrowings and securities sold under repurchase agreements	634	548	2,244	1,520

	10,150	7,935	28,822	23,015

Net interest income	21,823	18,992	60,765	55,048
Provision for loan losses	2,400	1,800	7,400	6,235

Net interest income after provision for loan losses	19,423	17,192	53,365	48,813

Noninterest income:
Service charges on deposit accounts	501	608	1,461	1,993
Investment securities gain, net	—	103	306	1,860
Gain (loss) on other assests sold, net	11	(12)	141	229
Gain (loss) on fixed assets, net	3	—	10	(4)
Gain on sale of loans, net	44	—	322	603
Cash surrender value income on bank-owned life insurance	166	187	516	567
Income from sales of state tax credits	390	71	1,180	790
Community Development Entity fees earned	400	36	1,728	276
ATM fee income	474	409	1,387	1,250
Other	472	156	965	815

	2,461	1,558	8,016	8,379

Noninterest expense:
Salaries and employee benefits	6,023	4,729	16,643	15,060
Occupancy and equipment expenses	2,626	2,641	7,592	7,434
Professional fees	1,711	329	4,704	2,246
Taxes, licenses and FDIC assessments	1,087	760	2,938	2,333
Tax credit investment amortization	2,403	1,445	6,295	3,907
Write-down of other real estate	29	22	131	251
Data processing	1,086	1,063	3,202	3,180
Advertising and marketing	507	617	1,476	1,617
Other	1,620	1,980	4,929	5,159

	17,092	13,586	47,910	41,187

Income before income taxes	4,792	5,164	13,471	16,005
Income tax benefit	(5,673)	(3,130)	(13,884)	(8,008)

Net income	10,465	8,294	27,355	24,013
Less net income attributable to noncontrolling interests	—	(17)	—	(135)

Net income attributable to Company	10,465	8,277	27,355	23,878
Less preferred stock dividends	(62)	(226)	(252)	(415)

Income available to common shareholders	$10,403	$8,051	$27,103	$23,463

Earnings per common share – basic	$0.55	$0.58	$1.65	$1.69

Earnings per common share – diluted	$0.54	$0.57	$1.61	$1.66

FIRST NBC BANK HOLDING COMPANY

EARNINGS PER COMMON SHARE

	For the three months ended September 30,		For the nine months ended September 30,
(In thousands, except per share data)	2013	2012	2013	2012
Basic: Net income available to common shareholders	$10,403	$8,051	$27,103	$23,463
Less: Net income attributable to participating securities (Series C preferred stock)	519	537	1,512	1,692

Net income attributable to common shareholders	$9,884	$7,514	$25,591	$21,771

Weighted-average common shares outstanding	17,885,333	13,028,416	15,507,969	12,920,261

Basic earnings per share	$0.55	$0.58	$1.65	$1.69

Diluted: Net income attributable to common shareholders	$9,884	$7,514	$25,591	$21,771

Weighted-average common shares outstanding	17,885,333	13,028,416	15,507,969	12,920,261
Effect of dilutive securities:
Stock options outstanding	403,610	107,162	305,087	100,325
Restricted stock grants	—	—	—	—
Warrants	80,555	51,956	65,724	49,338

Weighted-average common shares outstanding – assuming dilution	18,369,498	13,187,534	15,878,780	13,069,924

Diluted earnings per share	$0.54	$0.57	$1.61	$1.66

FIRST NBC BANK HOLDING COMPANY

SELECTED RATIOS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Financial ratios:
Return on average assets (1)	1.34%	1.32%	1.26%	1.35%
Return on average stockholders’ equity (1)	13.09%	17.27%	11.90%	13.72%
Net interest margin	3.08%	3.33%	3.05%	3.39%

	September 30, 2013	December 31, 2012
Capital ratios:
Tier 1 leverage	11.82%	9.04%
Tier 1 risk-based capital	13.89%	11.26%
Total risk-based capital	15.04%	12.51%

	September 30, 2013	December 31, 2012
Asset quality ratios:
Nonperforming loans to total loans (2)(4)	0.92%	1.22%
Nonperforming assets to total assets (3)	0.86%	1.20%
Allowance for loan losses to total loans (4)	1.35%	1.40%
Allowance for loan losses to nonperforming loans (2)	146.35%	115.19%
Net charge-offs to average loans	0.21%	0.12%

(1)	Annualized.
(2)	Nonperforming loans consist of nonaccrual loans and restructured loans.
(3)	Nonperforming assets consist of nonperforming loans and real estate and other property that has been repossessed.
(4)	Total loans are net of unearned discounts and deferred fees and costs.